U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             --------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             --------------------

                          NEW COLONY INVESTMENT TRUST
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                   DELAWARE                   TO BE APPLIED FOR
           -----------------------            ------------------
           (State of Incorporation             (I.R.S. Employer
               or Organization)               Identification No.)


                         Sentry Select Capital Corp.
                       130 King Street West, Suite 2850
                       Toronto, Ontario, Canada M5X 1A4
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-88202.

     Securities to be registered pursuant to Section 12(b) of the Act:

            Title Of Each Class         Name Of Each Exchange On Which
            To Be So Registered         Each Class Is To Be Registered
            -------------------         ------------------------------

       New Colony Equity Income Fund
          Shares of capital stock       American Stock Exchange, Inc.
               No par value


     Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                     ------------------------------------
                               (Title of Class)

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


Item 1.  Description of Registrant's Securities to be Registered.
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     The shares to be registered hereunder are shares of no par value capital stock (the "Shares") of the New Colony Equity Income Fund (the "Fund"), a series of New Colony Investment Trust (the "Registrant"). A description of the Shares is contained in the Fund's prospectus and in the Fund's Statement of Additional Information, both of which are included in Amendment No. 4 to the Registrant's registration statement on Form N-2, filed with the Securities and Exchange Commission on November 20, 2002 (Registration Nos. 333-88202 and 811-21092) and are incorporated herein by reference.




Item 2.  Exhibits.
------------------

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.




                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: December 5, 2002

                                    NEW COLONY INVESTMENT TRUST




                                   By: /s/ P. J. Frick
                                       -----------------------------------
                                           P. J. Frick
                                           Secretary





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